                                  PRIME SERVICE, INC.
                         1996 MANAGEMENT STOCK INCENTIVE PLAN

    1. ESTABLISHMENT AND PURPOSE OF THE PLAN. This 1996 Management Stock Incentive Plan (the "Plan") is established by Prime Service, Inc., a Delaware corporation (the "Company"), as of October 25, 1996. The Plan is designed to enable the Company to attract, retain and motivate members of the senior management and certain other officers and key employees of the Company and of Primeco, Inc., a Delaware corporation ("Primeco"), by providing for or increasing their proprietary interest in the Company. The Plan provides for the grant of options ("Options") that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options that do not so qualify ("Non-Qualified Options"), for the grant of stock appreciation rights ("Stock Appreciation Rights") and for the sale or grant of restricted stock ("Restricted Stock").

    2. STOCK SUBJECT TO THE PLAN. The maximum number of shares of stock that may be subject to Options or Stock Appreciation Rights granted hereunder and the number of shares of stock that may be sold as Restricted Stock hereunder, when combined with the number of shares of stock subject to Options or Stock Appreciation Rights granted, or Restricted Stock sold, under the Management Stock Incentive Plan previously established by the Company, shall not in the aggregate exceed 1,500,000 shares of the Class C Stock, one cent ($0.01) par value (the "Shares"), of the Company, subject to adjustment under Section 15 hereof. The Shares that may be subject to Options granted and Restricted Stock sold or granted under the Plan may be authorized and unissued Shares or Shares reacquired by the Company and held as treasury stock.

    Shares that are subject to the unexercised portions of any Options that expire, terminate or are cancelled, and Shares that are not required to satisfy the exercise of any Stock Appreciation Rights that expire, terminate or are cancelled, and Shares of Restricted Stock that are reacquired by the Company pursuant to the restrictions thereon, may again become available for the grant of Options or Stock Appreciation Rights and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

    3. SHARES SUBJECT TO CERTIFICATE OF DESIGNATION. All Shares issuable under Options or Stock Appreciation Rights and all Shares of Restricted Stock sold or granted pursuant to the Plan shall be subject to the terms and restrictions contained in the Certificate of Designation of the Company. A copy of the Certificate of Designation shall be delivered to the recipient of an Option, Stock Appreciation Right or Restricted Stock at the time of grant or issuance.

    4. RESTRICTIONS ON TRANSFERS OF SHARES ISSUABLE UPON EXERCISE. Subject to Section 5 hereof, prior to the earlier of (a) the termination of the Lock-Up Period following an Initial Public Offering or (b) an Approved Sale (as such term is defined in the Certificate of Designation) Shares acquired upon exercise of an Option (the "Option Shares") shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of the Optionee or his or her spouse, child or heir, or (ii) pursuant to Section 4 or Section 5 of the Certificate of Designation. This restriction shall be binding on and enforceable against any person who is a permitted transferee of the Option Shares except a person who acquires the Option Shares pursuant to Section 4 of the Certificate of Designation. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this restriction. For purposes of the Plan, (y) the term "Initial Public Offering" shall mean the effectiveness of a registration statement under the Securities Act of 1933 covering any of the capital stock of the Company (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) the Company becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange or securities system, and (z) the term "Lock-Up Period shall mean the 180-day period commencing on the effective date of the registration statement covering capital stock of the Company sold in the Initial Public Offering.

    5.   REDEMPTION OF OPTION SHARES.

    (a) In the event that the Optionee ceases to be employed by Primeco for any reason prior to an Initial Public Offering or an Approved Sale, the Company, during the ninety (90) day period (the "Repurchase Period") following the date on which the Optionee ceases to be so employed for any reason (the "Termination Date"), shall have a one-time right to redeem all, but not less than all, of the Option Shares. If the Company elects to redeem the Option Shares, it shall notify the Optionee at or before the end of the Repurchase Period of such election and the redemption price shall be paid in cash at a time set by the Company (the "Redemption Date") within thirty (30) days after the end of the Repurchase Period provided that the Optionee has presented to the Company a stock certificate evidencing the Option Shares duly endorsed for transfer (the "Endorsed Certificate"). In the event that the Optionee does not own any Option Shares on the Termination Date, the Company may notify the Optionee that the Company will redeem any Option Shares that the Optionee may thereafter acquire upon the exercise of the Option and shall set the Redemption Date (which shall not be later than thirty (30) days after the acquisition of the Option Shares by the Optionee) and shall redeem such Option Shares, if any, pursuant to the terms of this Section 5. The redemption price for each Option Share will equal Fair Market Value on the Termination Date, or, if the Optionee is terminated for Cause, the exercise price of the Option. If the Company does not redeem the Option Shares, any restrictions on transfer thereof contained in the relevant Option Agreement, other than transfer restrictions designed to insure compliance with the Exchange Act or restrictions imposed under the Certificate of Designation, shall terminate and be of no further force and effect. Notwithstanding the Optionee's failure to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to have been redeemed upon (i) the payment by the Company of the redemption price to the Optionee or his or her permitted transferee or (ii) notice to the Optionee or such permitted transferee that the Company is holding the redemption price for the account of the Optionee or such permitted transferee, and upon such payment or notice the Optionee and such permitted transferee will have no further rights in or to such Option Shares.

    (b) The Fair Market Value shall be determined in good faith by the Company's Board of Directors. The Board of Directors shall make its determination of Fair Market Value annually (the "Annual Valuation") promptly after the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board of Directors makes the next Annual Valuation. Notwithstanding the foregoing, if the Board of Directors or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value other than an Annual Valuation, such determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority discount or lack of liquidity of the Option Shares). Any determination of Fair Market Value made pursuant to this Section 5(b) shall be conclusive and binding on the Company and the Optionee.

    6. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company. If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. From time to time, the Board shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

    All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options and Stock Appreciation Rights granted and Restricted Stock sold or granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Employees, as hereinafter defined. Notwithstanding the foregoing, any dispute arising under any Agreement (as defined below) shall be resolved pursuant to the dispute resolution mechanism (if any) set forth in such Agreement.

    Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and non-lapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options and Stock Appreciation Rights and Restricted Stock under the Plan. The terms upon which Options and Stock Appreciation Rights are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement executed by the Company and the Participant to whom such are sold or granted (the "Agreement").

    7. ELIGIBILITY. Persons who shall be eligible for grants of Options or Stock Appreciation Rights or sales or grants of Restricted Stock hereunder ("Eligible Employees") shall be directors of the Company of Primeco and those employees of the Company or Primeco who are members of a select group of management or other key employees that the Committee may from time to time designate to participate under the Plan ("Participants") through grants of Non-Qualified Options, Incentive Stock Options and, if applicable, Stock Appreciation Rights, and/or through sales or grants of Restricted Stock.

    8. TERMS AND CONDITIONS OF OPTIONS. No Incentive Stock Option shall be granted for a term of more than ten years and no Non-Qualified Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan.
The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.

    9. EXERCISE PRICE OF OPTIONS. The exercise price for each Non-Qualified Option granted hereunder shall be set forth in the Agreement. The exercise price of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the Fair Market Value of the Shares on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of the Company's stock, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date such Incentive Stock Option is granted.

    Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if the Company is not then prohibited from purchasing or acquiring Shares, such payment may be made in whole or in part with shares of stock of the same class as the stock then subject to the Option. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

    10. DETERMINATION OF FAIR MARKET Value. Except as otherwise provided for in Section 5(b), the Fair Market Value of Shares for the purposes of the Plan shall be determined in good faith by the Board, whose valuation shall be binding upon each Participant.

    11. NON-TRANSFERABILITY. Unless provided otherwise in the Agreement, any Option granted under the Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

    12. INCENTIVE STOCK OPTIONS. The provisions of the Plan are intended to satisfy the requirements set forth in Section 422 of the Code and the regulations promulgated thereunder (including the aggregate fair market value limits set forth in Section 422(d) of the Code) with respect to Incentive Stock Options granted under the Plan. For the purpose of this Section 12, the Fair Market Value of the Shares shall be determined at the time the Incentive Stock Option is granted.

    13. STOCK APPRECIATION RIGHTS. The Committee may, under such terms and conditions as it deems appropriate, grant to any Eligible Employee selected by the Committee Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the Fair Market Value, as defined by the Committee, of the underlying Shares on the date of exercise over the Stock Appreciation Rights' exercise price. Such payment may be made in additional Shares valued at their Fair Market Value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of such Stock Appreciation Right. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be necessary or desirable to comply with Rule 16b-3 under the Exchange Act.

    14. RESTRICTED STOCK. The Committee may sell or grant Restricted Stock under the Plan (either independently or in connection with the exercise of options or Stock Appreciation Rights under the Plan) to Eligible Employees selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are sold, if applicable, and the terms or duration of the restrictions to be imposed upon those Shares.

    15. ADJUSTMENTS. If at any time the class of Shares subject to the Plan is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options or Stock Appreciation Rights may thereafter be granted and Restricted Stock may thereafter be sold or granted under the Plan. The Committee also shall designate the appropriate changes that shall be made in Options or Stock Appreciation Rights, or rights to purchase Restricted Stock under the Plan, and the Committee may do so either at the time the Option or Stock Appreciation Right is granted or Restricted Stock offered or at that time of the event causing the adjustment. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options. Any such adjustments in outstanding rights to purchase Restricted Stock shall be made without changing the aggregate purchase price of such Restricted Stock.

    16. INVESTMENT REPRESENTATION. Each Agreement may contain an agreement that, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the optionee or such other person to purchase any Shares.

    17. DURATION OF THE PLAN. Options may not be granted and Restricted Stock may not be sold or granted under the Plan after October 25, 2006.

    18. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time alter, amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to the extent necessary for any Option or Stock Appreciation Right granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws. If the Company shall become a reporting Company under the Exchange Act and if such is required under Exchange Act Rule 16b-3 or any successor or similar rule or regulation, no such action of the Board or the Committee, unless taken with or ratified by the approval of the stockholders of the Company (insofar as the same may be required under applicable tax or securities laws), may materially:

    (a)  increase the maximum number of Shares subject to the Plan;

    (b) reduce the minimum exercise price of Options granted under the Plan or the minimum purchase price of Restricted Stock sold under the Plan;

    (c)  increase the benefits accruing to Participants under the Plan; or

    (d) modify the requirements as to eligibility for participation in the Plan.

    No Option or Stock Appreciation Right may be granted or Restricted Stock sold or granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option or Stock Appreciation Right or Restricted Stock, alter or impair any rights or obligations in any Option or Stock Appreciation Right or Restricted Stock theretofore granted or sold to such holder under the Plan.

    19. NATURE OF THE PLAN. The Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933. The Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

    20. CANCELLATION OF OPTIONS. Any Option granted under the Plan may be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

    21. WITHHOLDING TAXES. Whenever Shares are to be issued with respect to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that the Company or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee, the Participant may
(i) request the Company to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation or (ii) deliver a sufficient number of previously-issued Shares, to satisfy the Withholding Obligation.